As filed with the Securities and Exchange Commission on May 13, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas	72-1121985
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address, including zip code, of Principal Executive Offices)

W&T Offshore, Inc. 2004 Directors Compensation Plan

(Full title of the plan)

Shahid Ghauri

Vice President, General Counsel and Secretary

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(713) 626-8525

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James M. Prince

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002-6760

(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.00001 per share	500,000 shares	$2.615	$1,307,500	$169.71

(1)

Upon a future stock split, reverse stock split, stock dividend or similar transaction involving Common Stock of W&T Offshore, Inc. (the “Company”) and during the effectiveness of this Registration Statement, the number of securities registered shall be automatically increased or decreased to cover the additional securities or the reduction in securities, as applicable, in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices per share of the Company’s Common Stock as reported by the New York Stock Exchange on May 6, 2020.

EXPLANATORY NOTE

On June 30, 2005, the Company filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 666,917 shares of Common Stock for issuance pursuant to the W&T Offshore, Inc. 2004 Directors Compensation Plan (the “Directors Plan”). This Registration Statement registers an additional 500,000 shares of Common Stock to increase the amount of Common Stock available for issuance pursuant to the Directors Plan. Accordingly and pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed on June 30, 2005 (File No. 333-126252) are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated herein by reference:

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

(b) Current Reports on Form 8-K (excluding any information furnished pursuant to Items 2.02 and 7.01) filed on May 5, 2020 and May 7, 2020;

(c) All documents filed by the Company with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K) subsequent to the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph (a) above and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other document subsequently filed or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement; and

(d) The description of the Company’s Common Stock contained in the Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934, as amended, filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed with the Commission on March 5, 2020, and any amendment or report filed for the purpose of updating such description.

Item 8.	Exhibits.

Number	Exhibit

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1, filed May 3, 2004 (File No. 333-115103)).

4.2

Indenture, dated as of October 18, 2018, by and among W&T Offshore, Inc., W&T Energy VI, LLC, and W&T Energy VII, LLC, as subsidiary guarantors the Guarantors (as defined) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on October 24, 2018 (File No. 001-32414)).

4.3

Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934, as amended (incorporated by reference to Exhibit 4.3 of the Company’s Annual Report on Form 10-K, filed on March 5, 2020 (File No. 001-32414)).

4.4	2004 Directors Compensation Plan of W&T Offshore, Inc. (incorporated by reference to Exhibit 10.11 of the Company’s Registration Statement on Form S-1, filed May 3, 2004 (File No. 333-115103)).

4.5

First Amendment to the 2004 Directors Compensation Plan of W&T Offshore, Inc. (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement, filed March 26, 2020 (File No. 001-32414)).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Netherland, Sewell & Associates, Inc.

23.3*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 13th day of May, 2020.

W&T OFFSHORE, INC.

By:	/s/ Tracy W. Krohn
Tracy W. Krohn
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that the individual whose signature appears below constitutes and appoints Tracy W. Krohn as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, and may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Tracy W. Krohn	Chairman, Chief Executive Officer, President and Director	May 13, 2020
Tracy W. Krohn	(Principal Executive Officer)

/s/ Janet Yang	Executive Vice President and Chief Financial Officer	May 13, 2020
Janet Yang	(Principal Financial and Chief Accounting Officer)

/s/ Virginia Boulet	Director	May 13, 2020
Virginia Boulet

/s/ Stuart B. Katz	Director	May 13, 2020
Stuart B. Katz

/s/ S. James Nelson, Jr.	Director	May 13, 2020
S. James Nelson, Jr.

/s/ B. Frank Stanley	Director	May 13, 2020
B. Frank Stanley